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US Propane                         NEWS RELEASE                  USPropane
P.O. Box 650205
Dallas, Texas 75265-0205
972-855-3766



FOR IMMEDIATE RELEASE

                                                                    Exhibit 99.1

                                    Contacts:


                                    US Propane Investor/Media Contact:
                                    Larry Dagley 972.855.3766

                                    AGL Resources Investor Contact:
                                    Melanie Platt 404.584.3420
                                    Joe Heffron 404.584.3427

                                    AGL Resources Media Contact:
                                    Nick Gold 404.584.3457

                                    Atmos Energy Investor Contact:
                                    Lynn Hord 972.855.3729

                                    Atmos Energy Media Contact:
                                    Randy Hicks 972.855.3720

                                    Piedmont Natural Gas Investor Contact:
                                    Headen Thomas 704.364.3483
                                    Ext. 6438

                                    Piedmont Natural Gas Media Contact:
                                    Steve Conner 704.364.3483
                                    Ext. 6205

                                    TECO Energy Investor Contact:
                                    Mark Tubb 813.228.1772

                                    TECO Energy Media Contact:
                                    Laura Plumb 813.228.1572


           US PROPANE COMPLETES MERGER WITH HERITAGE PROPANE PARTNERS

Dallas, Texas -- August 10, 2000 -- US Propane today announced that it has completed a merger of its operations with Heritage Propane Partners, LP (NYSE:
HPG). The merger creates the fourth-largest retail propane distributor in the United States, serving more than 480,000 customers in 28 states.

The merger was accomplished through a series of transactions. US Propane was formed combining the propane holdings of four companies: AGL Resources (NYSE:
ATG), Atmos Energy Corporation (NYSE: ATO), Piedmont Natural Gas Company, Inc. (NYSE: PNY) and TECO Energy, Inc. (NYSE: TE).

US Propane contributed all of its assets to the Heritage Partnership in exchange for a combination of cash and partnership interests. US Propane also simultaneously agreed to purchase Heritage Holdings, Inc., the general partner of Heritage Propane Partners.

"This successful series of transactions combined four small propane companies into a regional operation, and then transformed that regional operation to one of the top retail providers in the nation," said Heritage Holdings, Inc. Chief Financial Officer Larry J. Dagley, formerly Chief Operating Officer for US Propane.

For individual US Propane venturer information, visit online: AGL Resources (www.aglresources.com), Atmos Energy (www.atmosenergy.com), Piedmont Natural Gas Company (www.piedmontng.com), TECO Energy, Inc. (www.tecoenergy.com).



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